Exhitbit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in this Registration Statment on Form S-1 of our reports dated March 29, 2006 and March 29, 2005 relating to the consolidated balance sheet of vFinance, Inc. and Subsidiaries as of December 31, 2005, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                    /s/ Sherb & Co., LLP
                                                    Certified Public Accountants

New York, New York
November 13, 2006